EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2011 OPERATING RESULTS
AND PROVIDES 2012 FINANCIAL OUTLOOK

Houston, TEXAS (February 2, 2012) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and twelve months ended December 31, 2011.

Funds from Operations (“FFO”)
FFO for the fourth quarter of 2011 totaled $0.84 per diluted share or $64.3 million, as compared to $0.73 per diluted share or $53.9 million for the same period in 2010.  FFO for the three months ended December 31, 2010 included a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, partially offset by an impairment associated with a technology investment.

FFO for the twelve months ended December 31, 2011 totaled $2.73 per diluted share or $207.5 million, as compared to $2.72 per diluted share or $194.3 million for the same period in 2010.  FFO for the twelve months ended December 31, 2011 included: a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.04 per diluted share impact related to the sale of an available-for-sale investment; and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees. FFO for the twelve months ended December 31, 2010 included a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, partially offset by an impairment associated with a technology investment.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported net income attributable to common shareholders (“EPS”) of $46.8 million or $0.62 per diluted share for the fourth quarter of 2011, as compared to $17.1 million or $0.24 per diluted share for the same period in 2010.  EPS for the three months ended December 31, 2011 included a $24.6 million or $0.33 per diluted share impact related to the gain on sale of two wholly-owned apartment communities, and a $6.4 million or $0.09 per diluted share impact related to the gain on sale of four joint venture communities.  EPS for the three months ended December 31, 2010 included a $0.13 per diluted share impact from the gain on sale of discontinued operations, and a net $0.04 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, partially offset by an impairment associated with a technology investment.

For the twelve months ended December 31, 2011, Camden reported net income attributable to common shareholders of $49.4 million or $0.66 per diluted share, as compared to $23.2 million or $0.33 per diluted share for the same period in 2010.  EPS for the twelve months ended December 31, 2011 included: a $24.6 million or $0.33 per diluted share impact related to the gain on sale of two wholly-owned apartment communities; a $6.4 million or $0.09 per diluted share impact related to the gain on sale of four joint venture communities; a $0.41 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.   EPS for the twelve months ended December 31, 2010 included a $0.14 per diluted share impact from the gain on sale of discontinued operations, and a net $0.05 per diluted share impact from other income recognized as a result of the dissolution of a development joint venture, partially offset by an impairment associated with a technology investment.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results
For the 46,164 apartment homes included in consolidated same-property results, fourth quarter 2011 same-property net operating income (“NOI”) increased 8.0% compared to the fourth quarter of 2010, with revenues increasing 6.7% and expenses increasing 4.6%.  On a sequential basis, fourth quarter 2011 same-property NOI increased 4.2% compared to the third quarter of 2011, with revenues increasing 0.1% and expenses declining 6.1% compared to the prior quarter.  On a full-year basis, 2011 same-property NOI increased 7.1%, with revenues increasing 5.5% and expenses increasing 3.0% compared to the same period in 2010.  Same-property physical occupancy levels for the combined portfolio averaged 94.5% during the fourth quarter of 2011, compared to 93.8% in the fourth quarter of 2010 and 95.0% in the third quarter of 2011.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2010, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
During the fourth quarter, Camden acquired five communities with 1,488 apartment homes located in Houston, TX for approximately $135.5 million through its Funds.  The Company also acquired 2.2 acres of land in Glendale, CA for approximately $21.4 million during the quarter, and plans to begin construction on 242 apartment homes during 2012.

On January 25, 2012, Camden purchased the remaining 80% ownership interest in twelve unconsolidated joint ventures for approximately $99.5 million and assumed approximately $272.6 million in mortgage debt, which was retired on January 31, 2012.  The Company now owns 100% of the interests in 4,034 apartment homes located in Dallas, Houston, Las Vegas, Phoenix, and Southern California, and will consolidate those entities for financial reporting purposes going forward.  The Company also acquired one multifamily community with 350 apartment homes located in Raleigh, NC for approximately $44.2 million through one of its Funds on January 27, 2012.

Disposition Activity
The Company disposed of two properties during the fourth quarter for a total of $39.7 million and a gain of $24.6 million:  Camden Valley Creek, a 380-home community, and Camden Valley Ridge, a 408-home apartment community, both located in Irving, TX.  The Company also disposed of four joint venture communities with 1,194 apartment homes located in Louisville, KY during the quarter for approximately $97.1 million.  Camden’s proportionate share of the gain on sale was approximately $6.4 million.

On January 12, 2012, Camden sold an additional community with 357 apartment homes located in Mesa, AZ for approximately $24.5 million.

Development Activity
Construction and lease-up activity was underway during the quarter at three wholly-owned communities:  Camden LaVina, a $60 million project with 420 apartment homes in Orlando, FL, which is currently 53% leased; Camden Summerfield II, a $30 million project with 187 apartment homes in Landover, MD, which is currently 42% leased; and Camden Royal Oaks II, a $14 million project with 104 apartment homes in Houston, TX, which is currently 11% leased.

Construction continued during the quarter on five wholly-owned development communities:  Camden Montague in Tampa, FL, a $23 million project with 192 apartment homes; Camden Westchase Park in Tampa, FL, a $52 million project with 348 apartment homes; Camden Town Square in Orlando, FL, a $66 million project with 438 apartment homes; Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes, and Camden NOMA in Washington DC, a $110 million project with 320 apartment homes.  Construction also continued during the quarter on two joint venture communities: Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes, and Camden Amber Oaks II in Austin, TX, a $25 million project with 244 apartment homes.

Equity Issuances/Redemption
During the fourth quarter, Camden issued 623,122 common shares through its at-the-market (“ATM”) share offering program at an average price of $59.82 per share, for total net consideration of approximately $36.7 million.  During full-year 2011, Camden issued a total of 1,751,020 common shares through its ATM program at an average price of $61.95 per share, for total net consideration of approximately $106.6 million.

In January 2012, Camden completed a public offering of 6,612,500 common shares for net proceeds of approximately $391.6 million.  The Company also issued 51,479 common shares in January 2012 through its ATM program at an average price of $62.41 per share, for total net consideration of approximately $3.2 million.

In January 2012, Camden exercised its right to redeem the 4,000,000 outstanding 7.0% Series B Cumulative Redeemable Perpetual Preferred Units from the existing holders for an aggregate of $100 million (plus an amount equal to accrued but unpaid distributions as of the redemption date).  The redemption is currently expected to occur in February 2012.

Earnings Guidance
Camden provided initial earnings guidance for 2012 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2012 FFO is expected to be $3.30 to $3.55 per diluted share, and full-year 2012 EPS is expected to be $0.95 to $1.20 per diluted share.  First quarter 2012 earnings guidance is $0.77 to $0.81 per diluted share for FFO and $0.18 to $0.22 per diluted share for EPS, and includes a $0.02 per diluted share charge related to the anticipated redemption of $100 million of perpetual preferred operating partnership units in February 2012.  Guidance for EPS excludes potential future gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s initial 2012 earnings guidance is based on projections of same-property revenue growth between 4.75% and 6.25%, expense growth between 2.5% and 3.5%, and NOI growth between 6.0% and 8.0%.  Additional information on the Company’s 2012 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, February 3, 2012 at 11:00 a.m. Central Time to review its fourth quarter and full-year 2011 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 0988815, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 196 properties containing 66,990 apartment homes across the United States.  Upon completion of ten properties under development, the Company’s portfolio will increase to 69,787 apartment homes in 206 properties. Camden was recently named by FORTUNE® Magazine for the fifth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #7.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2011	2010	2011	2010
Property revenues
Rental revenues	$144,522	$132,094	$563,010	$516,908
Other property revenues	23,190	21,052	92,858	84,542
Total property revenues	167,712	153,146	655,868	601,450

Property expenses
Property operating and maintenance	45,838	44,033	187,587	175,926
Real estate taxes	16,786	14,865	69,092	66,986
Total property expenses	62,624	58,898	256,679	242,912

Non-property income
Fee and asset management	3,018	2,144	9,973	8,172
Interest and other income (loss)	(100)	4,596	4,649	8,584
Income on deferred compensation plans	5,540	4,763	6,773	11,581
Total non-property income	8,458	11,503	21,395	28,337

Other expenses
Property management	5,208	4,988	20,686	19,982
Fee and asset management	1,715	1,230	5,935	4,841
General and administrative	9,064	8,423	35,456	30,762
Interest	26,942	30,815	112,414	125,893
Depreciation and amortization	44,641	44,213	179,867	170,362
Amortization of deferred financing costs	1,116	1,478	5,877	4,102
Expense on deferred compensation plans	5,540	4,763	6,773	11,581
Total other expenses	94,226	95,910	367,008	367,523

Loss on discontinuation of hedging relationship	-	-	(29,791)	-
Gain on sale of properties, including land	-	-	4,748	236
Gain on sale of unconsolidated joint venture interests	-	-	1,136	-
Impairment provision for technology investments	-	(1,000)	-	(1,000)
Equity in income/(loss) of joint ventures	5,845	(54)	5,679	(839)
Income from continuing operations before income taxes	25,165	8,787	35,348	17,749
Income tax expense - current	(331)	(295)	(2,220)	(1,581)
Income from continuing operations	24,834	8,492	33,128	16,168
Income from discontinued operations	609	1,175	2,212	5,360
Gain on sale of discontinued operations	24,621	9,614	24,621	9,614
Net income	50,064	19,281	59,961	31,142
Less income allocated to noncontrolling interests from continuing operations	(1,464)	(384)	(3,582)	(926)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Net income attributable to common shareholders	$46,850	$17,147	$49,379	$23,216

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$50,064	$19,281	$59,961	$31,142
Other comprehensive income
Unrealized gain (loss) on cash flow hedging activities	-	490	(2,692)	(19,059)
Reclassification of net losses on cash flow hedging activities	(3)	5,897	39,657	23,385
Unrealized gain on available-for-sale securities, net of tax	-	1,392	-	3,306
Reclassification of gain on available-for-sale investment to earnings, net of tax	3	-	(3,306)	-
Unrealized gain (loss) on and unamortized prior service cost on postretirement obligations	(884)	65	(884)	65
Comprehensive income	49,180	27,125	92,736	38,839
Less income allocated to noncontrolling interests from continuing operations	(1,464)	(384)	(3,582)	(926)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Comprehensive income attributable to common shareholders	$45,966	$24,991	$82,154	$30,913

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.63	$0.24	$0.67	$0.33
Net income attributable to common shareholders - diluted	0.62	0.24	0.66	0.33
Income from continuing operations attributable to common shareholders - basic	0.29	0.09	0.30	0.11
Income from continuing operations attributable to common shareholders - diluted	0.28	0.09	0.30	0.11

Weighted average number of common and
common equivalent shares outstanding:
Basic	73,510	70,716	72,756	68,608
Diluted	74,428	71,587	73,701	68,957

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2011	2010	2011	2010

Net income attributable to common shareholders (a)	$46,850	$17,147	$49,379	$23,216
Real estate depreciation from continuing operations	43,432	42,926	174,889	165,462
Real estate depreciation from discontinued operations	413	1,059	2,298	5,198
(Gain) on sale of discontinued operations	(24,621)	(9,614)	(24,621)	(9,614)
Adjustments for unconsolidated joint ventures	3,492	2,190	10,534	8,943
(Gain) on sale of unconsolidated joint venture properties	(6,394)	-	(6,394)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	1,092	240	2,586	1,104
Funds from operations - diluted	$64,264	$53,948	$207,535	$194,309

PER SHARE DATA
Funds from operations - diluted	$0.84	$0.73	$2.73	$2.72
Cash distributions	0.49	0.45	1.96	1.80

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	76,649	73,847	75,928	71,552

PROPERTY DATA
Total operating properties (end of period) (b)	196	186	196	186
Total operating apartment homes in operating properties (end of period) (b)	66,997	63,316	66,997	63,316
Total operating apartment homes (weighted average)	50,934	50,970	50,905	50,794
Total operating apartment homes - excluding discontinued operations (weighted average)	49,920	49,049	49,793	48,656

(a)	Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the twelve months ended December 31, 2011.
(b)	Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2011	2011	2011	2011	2010
ASSETS
Real estate assets, at cost
Land	$768,016	$766,302	$760,397	$760,397	$760,397
Buildings and improvements	4,751,654	4,758,397	4,711,552	4,690,741	4,680,361
	5,519,670	5,524,699	5,471,949	5,451,138	5,440,758
Accumulated depreciation	(1,432,799)	(1,421,867)	(1,378,630)	(1,335,831)	(1,292,924)
Net operating real estate assets	4,086,871	4,102,832	4,093,319	4,115,307	4,147,834
Properties under development, including land	299,870	274,201	237,549	220,641	206,919
Investments in joint ventures	44,844	37,033	39,398	21,196	27,632
Properties held for sale, including land	11,131	-	-	-	-
Total real estate assets	4,442,716	4,414,066	4,370,266	4,357,144	4,382,385
Accounts receivable - affiliates	31,035	31,395	30,401	29,973	31,895
Notes receivable - affiliates	-	-	-	-	3,194
Other assets, net (a)	88,089	87,657	90,346	92,051	106,175
Cash and cash equivalents	55,159	56,099	63,148	98,771	170,575
Restricted cash	5,076	5,357	4,898	5,354	5,513
Total assets	$4,622,075	$4,594,574	$4,559,059	$4,583,293	$4,699,737

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,380,755	$1,380,560	$1,380,368	$1,419,681	$1,507,757
Secured	1,051,357	1,052,544	1,053,699	1,054,839	1,055,997
Accounts payable and accrued expenses	93,747	97,613	78,460	81,972	81,556
Accrued real estate taxes	21,883	37,721	27,424	16,585	22,338
Distributions payable	39,364	39,319	38,966	38,662	35,295
Other liabilities (b)	109,276	111,043	123,829	134,608	141,496
Total liabilities	2,696,382	2,718,800	2,702,746	2,746,347	2,844,439

Commitments and contingencies

Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Equity
Common shares of beneficial interest	845	839	834	827	824
Additional paid-in capital	2,901,024	2,861,139	2,823,690	2,783,621	2,775,625
Distributions in excess of net income attributable to common shareholders	(690,466)	(700,897)	(676,367)	(623,740)	(595,317)
Treasury shares, at cost	(452,003)	(452,244)	(459,134)	(460,467)	(461,255)

Accumulated other comprehensive income (loss) (c)	(683)	201	93	(31,504)	(33,458)
Total common equity	1,758,717	1,709,038	1,689,116	1,668,737	1,686,419
Noncontrolling interest	69,051	68,811	69,272	70,284	70,954
Total equity	1,827,768	1,777,849	1,758,388	1,739,021	1,757,373
Total liabilities and equity	$4,622,075	$4,594,574	$4,559,059	$4,583,293	$4,699,737

(a) Includes:
net deferred charges of:	$16,102	$16,868	$14,484	$12,677	$13,336

(b) Includes:
deferred revenues of:	$2,140	$2,213	$2,181	$2,254	$2,332
distributions in excess of investments in joint ventures of:	$30,596	$31,799	$31,040	$33,442	$32,288
fair value adjustment of derivative instruments:	$16,486	$22,192	$27,977	$31,655	$36,898

(c) Represents the fair value adjustment of derivative instruments, unrealized gain on and unamortized prior service costs on post retirement obligations, and unrealized gain on available-for-sale securities, net of tax, if any.

CAMDEN	2012 Financial Outlook
	as of February 2, 2012

(Unaudited)

2011 Reported FFO, Adjusted for Non-Routine Items

	Total	Per Share
2011 Reported FFO	$207,535	$2.73
Adjustments for 2011 non-routine items:
Less: Gain on sale of technology investment, net of tax	(3,316)	(0.04)
Less: Gain on sale of properties, including land	(4,748)	(0.06)
Plus: Loss on discontinuation of hedging relationship & write-off of unamortized loan costs	30,243	0.40

2011 FFO adjusted for non-routine items	$229,714	$3.03

2011 Fully Diluted Shares Outstanding - FFO		75,928

December 31, 2011 Fully Diluted Shares Outstanding - FFO		77,227

2011 FFO adjusted for non-routine items and December 31, 2011 Fully Diluted Shares Outstanding - FFO		$2.97

2012 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected net income attributable to common shareholders per share - diluted		$0.95 - $1.20
Expected real estate depreciation		2.21
Expected adjustments for unconsolidated joint ventures		0.11
Expected income allocated to noncontrolling interests		0.03
Expected FFO per share - diluted		$3.30 - $3.55

"Same Property" Communities
Number of Units		48,400
2011 Base Net Operating Income		$387 million
Total Revenue Growth		4.75% - 6.25%
Total Expense Growth		2.50% - 3.50%
Net Operating Income Growth		6.00% - 8.00%
Physical Occupancy		95%
∙ Impact from 1.0% change in NOI Growth is approximately $0.05 / share

Capitalized Maintenance Expenditures		$60 - $64 million

Acquisitions/Dispositions
Dispositions Volume		$100 - $300 million
Acquisitions Volume (consolidated on balance sheet)		$400 to $650 million
Acquisitions Volume (joint venture)		$50 - $200 million

Development
Development Starts (consolidated on balance sheet)		$250 - $450 million
Development Starts (joint venture)		$0 - $100 million

Non-Property Income
Non-Property Income, Net		$6 - $8 million
Includes: Fee and asset management income, net of expenses and
Interest and other income

Corporate Expenses
General and administrative and property management expenses		$54 - $58 million

Debt
Capitalized Interest		$11 - $14 million
Expensed Interest		$103 - $109 million

Perpetual Preferred Units
Redemption of Perpetual Preferred Units		$100 million

Note:	This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income attributable to common shareholders (a)	$46,850	$17,147	$49,379	$23,216
Real estate depreciation from continuing operations	43,432	42,926	174,889	165,462
Real estate depreciation from discontinued operations	413	1,059	2,298	5,198
(Gain) on sale of discontinued operations	(24,621)	(9,614)	(24,621)	(9,614)
Adjustments for unconsolidated joint ventures	3,492	2,190	10,534	8,943
(Gain) on sale of unconsolidated joint venture properties	(6,394)	-	(6,394)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	1,092	240	2,586	1,104
Funds from operations - diluted	$64,264	$53,948	$207,535	$194,309

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	74,428	71,587	73,701	68,957
FFO diluted	76,649	73,847	75,928	71,552

Net income attributable to common shareholders - diluted	$0.62	$0.24	$0.66	$0.33
FFO per common share - diluted	$0.84	$0.73	$2.73	$2.72

Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the twelve months ended December 31, 2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	1Q12 Range		2012 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.18	$0.22	$0.95	$1.20
Expected real estate depreciation	0.55	0.55	2.21	2.21
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.11	0.11
Recognized (gain) on sale of unconsolidated joint venture interests	0.00	0.00	0.00	0.00
Expected income allocated to noncontrolling interests	0.01	0.01	0.03	0.03
Expected FFO per share - diluted	$0.77	$0.81	$3.30	$3.55

Note:	This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income attributable to common shareholders	$46,850	$17,147	$49,379	$23,216
Less: Fee and asset management income	(3,018)	(2,144)	(9,973)	(8,172)
Less: Interest and other (income) loss	100	(4,596)	(4,649)	(8,584)
Less: Income on deferred compensation plans	(5,540)	(4,763)	(6,773)	(11,581)
Plus: Property management expense	5,208	4,988	20,686	19,982
Plus: Fee and asset management expense	1,715	1,230	5,935	4,841
Plus: General and administrative expense	9,064	8,423	35,456	30,762
Plus: Interest expense	26,942	30,815	112,414	125,893
Plus: Depreciation and amortization	44,641	44,213	179,867	170,362
Plus: Amortization of deferred financing costs	1,116	1,478	5,877	4,102
Plus: Expense on deferred compensation plans	5,540	4,763	6,773	11,581
Less: Gain on sale of properties, including land	-	-	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	(5,845)	54	(5,679)	839
Plus: Loss on discontinuation of hedging relationship	-	-	29,791	-
Plus: Impairment provision for technology investments	-	1,000	-	1,000
Plus: Income allocated to perpetual preferred units	1,750	1,750	7,000	7,000
Plus: Income allocated to noncontrolling interests	1,464	384	3,582	926
Plus: Income tax expense - current	331	295	2,220	1,581
Less: Income from discontinued operations	(609)	(1,175)	(2,212)	(5,360)
Less: (Gain) on sale of discontinued operations	(24,621)	(9,614)	(24,621)	(9,614)
Net Operating Income (NOI)	$105,088	$94,248	$399,189	$358,538

"Same Property" Communities	$94,836	$87,849	$363,292	$339,146
Non-"Same Property" Communities	9,353	6,689	34,316	20,045
Development and Lease-Up Communities	410	-	493	-
Other	489	(290)	1,088	(653)
Net Operating Income (NOI)	$105,088	$94,248	$399,189	$358,538

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income attributable to common shareholders	$46,850	$17,147	$49,379	$23,216
Plus: Interest expense	26,942	30,815	112,414	125,893
Plus: Amortization of deferred financing costs	1,116	1,478	5,877	4,102
Plus: Depreciation and amortization	44,641	44,213	179,867	170,362
Plus: Income allocated to perpetual preferred units	1,750	1,750	7,000	7,000
Plus: Income allocated to noncontrolling interests	1,464	384	3,582	926
Plus: Income tax expense - current	331	295	2,220	1,581
Plus: Real estate depreciation from discontinued operations	413	1,059	2,298	5,198
Less: Gain on sale of properties, including land	-	-	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	(5,845)	54	(5,679)	839
Plus: Loss on discontinuation of hedging relationship	-	-	29,791	-
Plus: Impairment provision for technology investments	-	1,000	-	1,000
Less: (Gain) on sale of discontinued operations	(24,621)	(9,614)	(24,621)	(9,614)
EBITDA	$93,041	$88,581	$356,244	$330,267